UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     May 15, 2008

ABVIVA, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-16291	26-1327790
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10940 Wilshire Boulevard, Suite 600, Los Angeles, CA		90024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (310) 443-4102

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 15, 2008 the Company entered into a convertible promissory note with Firebird Global Master Fund II, Ltd for $300,000 at an interest rate of 18%.  At any time after the date hereof until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time. The conversion price in effect on any Conversion Date shall be equal to $0.028 subject to adjustment.

ITEM  5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 15, 2008, our Board of Directors accepted the resignation of Mr. Jonathan Atzen as a member of our board of directors.  In a letter dated April 25, 2008 and received by the Company on April 29, 2008, Mr. Atzen resigned to pursue other interests.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
4.1	Convertible Promissory Note with Firebird Global Master Fund II, Ltd (filed as Exhibit 4.12 on Form 10-Q on May 20, 2008).
4.2	Subscription Agreement with Firebird Global Master Fund II, Ltd (filed as Exhibit 4.13 on Form 10-Q on May 20, 2008).
10.1	Resignation Letter of Jonathan Atzen.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abviva, Inc.
(Registrant)

Date	June 9, 2008

/s/ Douglas Lane
(Signature)
Print Name: Douglas C. Lane
Title: Chief Executive Officer